                                                                    Exhibit 12.1

                       RAYTHEON COMPANY AND SUBSIDIARIES

       STATEMENT RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                         (dollar amounts in millions)


                                                                       Three
                                                                       Months
                                                                       Ended
                                          Fiscal Year                  -------
                                   ---------------------------------   April 2,
                                   1995   1996   1997   1998    1999    2000
                                   ---------------------------------   -------
Income before taxes/income from
 continuing operations before
 taxes per statements of
 income(a)......................  $1,195 $1,077  $ 766 $1,437  $ 828    $ 141

Add:
Portion of rents representative
 of interest factor.............      41     45     50    113    166       36
Interest on indebtedness........     197    256    397    739    739      187
                                  ------ ------ ------ ------ ------    -----
   Income as adjusted...........   1,433  1,378  1,213  2,289  1,733      364

Fixed charges:
Portion of rents representative
 of interest factor.............      41     45     50    113    166       36
Interest on indebtedness........     197    256    397    739    739      187
Capitalized interest............       1      3      4      2      2       --
                                  ------ ------ ------ ------ ------    -----
   Fixed charges................  $  239 $  304 $  451 $  854 $  907    $ 223
                                  ====== ====== ====== ====== ======    =====
Ratio of Earnings to Fixed
 Charges........................     6.0    4.5    2.7    2.7    1.9      1.6
                                  ====== ====== ====== ====== ======    =====

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(a) The information presented for the fiscal years ended December 31, 1995,
    1996, 1997, 1998 and 1999 reflect income before taxes. The information presented for the three months ended April 2, 2000 reflects income from continuing operations before taxes.